Exhibit 10.4

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is dated as of October 25, 2019 (the “Amendment No. 1 Effective Date”), among NABORS INDUSTRIES, INC., a Delaware corporation (the “US Borrower”), the US Lenders party hereto, BANK OF AMERICA, N.A., as an Issuing Bank, MIZUHO BANK, LTD., as an Issuing Bank, WELLS FARGO BANK, N.A., as an Issuing Bank and CITIBANK, N.A., as an Issuing Bank and as administrative agent solely for the US Lenders under the Credit Agreement (in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, the US Borrower, the Canadian Borrower, Holdings, the Canadian Lender, the US Lenders, the Issuing Banks and the Administrative Agent are parties to that certain Credit Agreement dated as of October 11, 2018 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”);

WHEREAS, the US Borrower has requested that the Administrative Agent, the US Lenders and the Issuing Banks amend certain terms of the Credit Agreement as set forth herein; and

WHEREAS, the US Required Lenders, the Administrative Agent and the Issuing Banks are willing to enter into this Amendment on the terms and conditions contained herein.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.1 Defined Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meaning given to such terms in the Credit Agreement, as amended hereby.

Section 1.2 Amendments.  In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 1.3 hereof, the Credit Agreement is hereby amended as follows effective as of the Amendment No. 1 Effective Date:

a.	The following definitions shall be added to Section 1.01 of the Credit Agreement, in alphabetical order:

“Accepted Currency” shall mean, (a) US Dollars, (b) Pounds Sterling, (c) Euros, (d) Yen and (e) Canadian Dollars.

“Covered Party” has the meaning assigned to such term in Section 14.19.

“Discretionary Foreign Currency” shall mean each Foreign Currency that is not an Accepted Currency.

“Dollar Equivalent” shall mean, as to any amount denominated in a currency other than US Dollars as of any date of determination, the amount of US Dollars that would be required to purchase the amount of such other currency based upon the Spot Rate.  All calculations of Dollar Equivalents shall be made by the Person that determines the Spot Rate in accordance with the definition of “Spot Rate”.

“Foreign Currency” shall mean, with respect to Letters of Credit, (a) Pounds Sterling, (b) Euros, (c) Yen, (d) Canadian Dollars and (e) any other lawful Currency that is freely transferable and freely convertible into US Dollars and is acceptable to the Administrative Agent and the applicable Issuing Bank(s).

“QFC Credit Support” has the meaning assigned to such term in Section 14.19.

“Revaluation Date” shall mean, with respect to any Letter of Credit denominated in a Foreign Currency, each of the following: (a) the date on which such Letter of Credit is issued, (b) the first Business Day of each calendar month and (c) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof.

“Spot Rate” shall mean, with respect to any currency, the rate determined by either (a) the Administrative Agent (for all purposes under Section 2.05 and Section 2.22 when the applicable Issuing Bank is a US Lender other than Citibank, N.A. and for all purposes under Section 14.16) or (b) the applicable Issuing Bank (when the applicable Issuing Bank is Citibank, N.A.), as applicable, to be the rate quoted by the person acting in such capacity as the spot rate for the purchase by such person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m., Local Time on the date two Business Days prior to the date as of which the foreign exchange computation is made or if such rate cannot be computed as of such date such other date as the Administrative Agent or such Issuing Bank, as applicable, shall reasonably determine is appropriate under the circumstances; provided, that the Administrative Agent or such Issuing Bank, as applicable, may obtain such spot rate from an Affiliate thereof or another financial institution designated by the Administrative Agent or such Issuing Bank, as applicable, if the person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Supported QFC” has the meaning assigned to such term in Section 14.19.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 14.19.

b.	A new Section 1.06 is added to the Credit Agreement that reads as follows:

Section 1.06. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

c.

Section 2.05(c) of the Credit Agreement is hereby amended by (1) deleting the reference in the first sentence of such Section to “in Dollars” and inserting in lieu thereof a reference to “in US Dollars (or, if relating to a Letter of Credit denominated in a Foreign Currency, in the Dollar Equivalent thereof)” and (2) deleting the reference in the second sentence of such Section to “in Dollars” and inserting in lieu thereof a reference to “in the applicable Accepted Currency in which such Letter(s) of Credit is/are denominated (or, if relating to a Letter of Credit denominated in a Discretionary Foreign Currency, in the Dollar Equivalent thereof)”.

d.

Section 2.22(a) of the Credit Agreement is hereby amended by (x) adding “(i)” immediately following the Section heading at the beginning of such Section and (y) adding a new clause (ii) at the end of such Section, which new clause (ii) shall read in full as follows:

(ii)US Borrower may from time to time request that Letters of Credit be issued in a Foreign Currency in accordance with this Section 2.22(a)(ii) and, in the event that any provision of this Section 2.22(a)(ii)

conflicts with Section 2.22(b), the provisions of this Section 2.22(a)(ii) shall control. In the case of any such request with respect to the issuance of Letters of Credit in a Discretionary Foreign Currency, such request shall be subject to the approval of the Administrative Agent and the applicable Issuing Bank. Any such request shall be made to the Administrative Agent and the applicable Issuing Bank not later than 11:00 a.m., New York time, at least three (3) Business Days prior to the date of the desired Letter of Credit issuance (or such other time or date as may be agreed to by the Administrative Agent and the applicable Issuing Bank in their sole discretion). In the case of any such request, the Administrative Agent shall promptly advise each applicable Issuing Bank thereof. Each Issuing Bank shall notify the Administrative Agent, not later than Noon, New York time, two (2) Business Days (or such other period of time as may be agreed by the Administrative Agent in its sole discretion) after receipt of such request, whether it consents, in its sole discretion, to the issuance of Letters of Credit in such requested Discretionary Foreign Currency. Any failure by any Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Issuing Bank to permit Letters of Credit to be issued in such requested Discretionary Foreign Currency. If the Administrative Agent and an Issuing Bank consent to the issuance of Letters of Credit in such requested Discretionary Foreign Currency, the Administrative Agent shall so notify US Borrower. Notwithstanding the foregoing, any refusal or deemed refusal by an Issuing Bank to issue a Letter of Credit in a Discretionary Foreign Currency pursuant to any such request shall be specific to each such request and not a prospective refusal to agree to any such request at a later date.

e.

Section 2.22(c)(i) of the Credit Agreement is hereby amended by inserting a reference to “in the applicable Accepted Currency in which the applicable Letter of Credit is denominated (or, if relating to a Letter of Credit denominated in a Discretionary Foreign Currency, in the Dollar Equivalent thereof)” immediately following the phrase “reimburse each Issuing Bank” contained therein.

f.

Section 2.22(d) of the Credit Agreement is hereby amended by deleting the reference to “in Dollars” contained therein and inserting in lieu thereof a reference to “in US Dollars (or, if relating to a Letter of Credit denominated in a Foreign Currency, in the Dollar Equivalent thereof)”.

g.	Section 2.22(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(e)Letter of Credit Amounts and Foreign Currency. (i) Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided,  however, that with respect to any Letter of Credit that, by its terms or the terms of any Application related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. For purposes of calculations of amounts payable under this Agreement and the other Loan Documents, including Reimbursement Obligations and fees and for comparisons, measurements or other determinations of such amounts hereunder and thereunder, in any case, with respect to Letters of Credit denominated in any Discretionary Foreign Currency in accordance with Section 2.22(a)(ii), such amounts shall be converted to the Dollar Equivalent thereof on the Revaluation Date in accordance with the immediately following sentence.  Without in any way limiting the foregoing provisions, all calculations of Dollar Equivalents shall be made in accordance with the definition of “Dollar Equivalent” and such calculations shall be conclusive absent manifest error.

(ii)US Borrower shall, and shall cause the other US Loan Parties to, make payment relative to any US Obligation with respect to Letters of Credit in the applicable Accepted Currency in which the applicable Letter of Credit is denominated (or, if relating to a Letter of Credit denominated in a Discretionary Foreign Currency, in the Dollar Equivalent thereof) (the “Agreed Currency”).  If any payment is received on account of any such US Obligation in any currency other than the Agreed Currency (the “Other Currency”) (whether voluntarily or pursuant to an order or judgment or the enforcement thereof or the realization of any collateral, if any, or the liquidation of a US Loan Party or otherwise), such payment shall constitute a discharge of the liability of the US Loan Parties hereunder and under the other Loan Documents in respect of such obligation only to the extent of the amount of the Agreed Currency which the relevant Issuing Bank is able to purchase with the amount of the Other Currency received by it on the Business Day next following such receipt in accordance with its normal banking procedures in the relevant jurisdiction and applicable law after deducting any costs of exchange.  To the fullest extent permitted by applicable law, if the amount of the Other Currency received is insufficient to satisfy the obligation in the Agreed Currency in full, then the US Borrower does hereby agree to indemnify the Issuing Banks from and against any loss or cost arising out of or in connection with such deficiency; provided that if the amount of the Agreed Currency so purchased is greater than the amount of the Agreed Currency due in respect of such liability immediately prior to such judgment or order, voluntary prepayment, realization of collateral, if any, liquidation of a US Loan Party or otherwise, then the Administrative Agent, the applicable Issuing Bank or the US Lenders, as the case may be, agree to return the amount of any excess to US Borrower (or to any other Person who may be entitled thereto under applicable law).  To the fullest extent permitted by applicable law, the foregoing indemnity and agreement by US Borrower shall constitute an obligation separate and independent from all other obligations contained in this Agreement and shall give rise to a separate and independent cause of action.

h.	Section 14.16 of the Credit Agreement is hereby amended by (i) deleting the reference to “(as defined below)” in Section 14.16(a) and (ii) deleting Section 14.16(c) in its entirety.

i.	A new Section 14.19 is added to the Credit Agreement that reads as follows:

Section 14.19.  Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 14.19, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 1.3 Conditions Precedent.  This Amendment shall become effective upon receipt by the Administrative Agent of counterparts of this Amendment duly executed by the US Borrower, US Lenders constituting US Required Lenders and each Issuing Bank.

Section 1.4 Representations and Warranties.  The US Borrower represents and warrants to the Administrative Agent that, as of the date hereof (a) all of its representations and warranties set forth in the Loan Documents are true and correct in all respects, except that any representation or warranty which by its terms is made as of a specified date shall be true and correct only as of such specified dates, (b) the execution, delivery and performance of this Amendment by it are within its corporate power and authority and has been duly authorized by appropriate corporate action, (c) this Amendment constitutes the legal, valid and binding obligation of it enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity, and (d) other than those already obtained in connection herewith, there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance validity and enforceability of this Amendment.

Section 1.5 Reaffirmation.  The US Borrower hereby ratifies, confirms, acknowledges and agrees that its obligations under the Credit Agreement are and remain in full force and effect, including its obligations under Section 14.03.

Section 1.6	Confirmation and Effect; No Waiver.

a.

The provisions of the Credit Agreement shall remain in full force and effect in accordance with its terms following the Amendment No. 1 Effective Date, and this Amendment shall not constitute a waiver of any provision of the Credit Agreement or any other Loan Document, except as expressly provided for herein. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

b.

Neither the execution by the Administrative Agent, the US Lenders or the Issuing Bank of this Amendment, nor any other act or omission by the Administrative Agent, the US Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent, the US Lenders or the Issuing Banks of any Defaults or Events of Default which may exist, which may have occurred prior to the date of the effectiveness of this Amendment or which may occur in the future under the Credit Agreement and/or the other Loan Documents. Similarly, nothing contained in this Amendment shall directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Default or Event of Default, (ii) except as expressly provided herein, amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of the Loan Parties or any right, privilege or remedy of the Beneficiaries under the Credit Agreement, the other Loan Documents, or any other contract or instrument.

Section 1.7	Miscellaneous.

a.

This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by email (in .pdf or similar format) or fax shall be effective as delivery of a manually executed counterpart of this Amendment. Headings, subheadings and captions used herein are for the convenience of the parties only and shall not be used to construe the meaning or intent of any provision hereof.

b.

Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

c.

This Amendment is a “Loan Document” as defined in and under the Credit Agreement and the provisions of Section 14.03 of the Credit Agreement, including as amended hereby shall apply with like force to this Amendment and the transactions contemplated hereby, including as may arise after the date hereof.

d.

This Amendment and the transactions contemplated hereby, and all disputes between the parties under or relating to this Amendment or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.  Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non‑exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment.

e.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

NABORS INDUSTRIES, INC.

By:/s/R. Clark Wood

Name:Clark Wood

Title:Controller

CITIBANK N.A., as Administrative Agent

By:/s/Maureen Maroney

Name:Maureen Maroney

Title:Vice President

CITIBANK N.A., as a US Lender and an Issuing Bank

By:/s/Maureen Maroney

Name:Maureen Maroney

Title:Vice President

BANK OF AMERICA, N.A., as a US Lender and an Issuing Bank

By:/s/Tyler D. Levings

Name:Tyler D. Levings

Title:Director

MIZUHO BANK, LTD., as a US Lender and an Issuing Bank

By:/s/Edward Sacks

Name:Edward Sacks

Title:Authorized Signatory

WELLS FARGO BANK, N.A., as a US Lender and an Issuing Bank

By:/s/Shannon Cunningham

Name:Shannon Cunningham

Title:Director

HSBC BANK USA, N.A., as a US Lender

By:/s/Michael Bustios

Name:Michael Bustios

Title:Senior Vice President

MORGAN STANLEY BANK, N.A., as a US Lender

By:/s/Megan Kushner

Name:Megan Kushner

Title:Authorized Signatory

GOLDMAN SACHS BANK USA, as a US Lender

By:/s/David K. Gaskell

Name:David K. Gaskell

Title:Authorized Signer

RIYAD BANK, HOUSTON AGENCY, as a US Lender

By:/s/Michael Meiss

Name:Michael Meiss

Title:General Manager

By:/s/Roxanne Crawford

Name:Roxanne Crawford

Title:Vice President, Administrative Officer

MUFG BANK, LTD. (f/k/a BANK OF TOKYO-MITSUBISHI UFJ, LTD.), as a US Lender

By:/s/Stephen W. Warfel

Name:Stephen W. Warfel

Title:Managing Director

SUMITOMO MITSUI BANKING CORPORATION, as a US Lender

By:/s/Michael Maguire

Name:Michael Maguire

Title:Executive Director